ANSYS, Inc. Delivers Record First Quarter Operating Results

    Celebrates Major Milestone of One Year Anniversary of Fluent Acquisition

                        Company Raises Full Year Outlook

      SOUTHPOINTE, Pa., May 3 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq:
ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced a new Company record for first quarter non-GAAP operating results.

      "We are very excited to start off 2007 with record first quarter operating results. These results are the outcome of the persistent dedication and efforts of the global ANSYS team and demonstrate our continued progress in executing on our long-term vision," stated Jim Cashman, ANSYS President and CEO. "We entered into this fiscal year with enthusiasm and momentum, and we continue to be pleased with the measurable progress against our integration plans for the Fluent acquisition, particularly as we have reached another important milestone with the one year anniversary this week."

      ANSYS' first quarter 2007 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation, purchase accounting for deferred revenue and acquisition-related amortization of intangible assets. Non-GAAP and GAAP results reflect:

      -- Total non-GAAP revenue of $89.6 million in the first quarter of 2007 and total GAAP revenue of $87.9 million in the first quarter of 2007 as compared to $46.0 million in the first quarter of 2006;

      -- A non-GAAP operating profit margin of 42.6% in the first quarter of 2007 as compared to 43.4% in the first quarter of 2006; a GAAP operating profit margin of 30.5% in the first quarter of 2007 as compared to 38.7% in the first quarter of 2006;

      -- Non-GAAP net income of $23.5 million in the first quarter of 2007 as compared to $14.5 million in the first quarter of 2006; GAAP net income of $16.2 million in the first quarter of 2007 as compared to GAAP net income of $12.9 million in the first quarter of 2006; and

      -- Non-GAAP diluted earnings per share of $0.58 in the first quarter of 2007 as compared to $0.42 in the first quarter of 2006; GAAP diluted earnings per share of $0.40 in the first quarter of 2007 as compared to GAAP diluted earnings per share of $0.38 in the first quarter of 2006.

      The Company's GAAP results reflect stock-based compensation charges of approximately $2.2 million ($1.8 million after tax) or $0.04 diluted earnings per share for the first quarter of 2007.

      The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2007 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months ended March 31, 2007 and 2006, and for the 2007 financial outlook, is included in the condensed financial information included in this release.

      Continuing his comments, Cashman noted, "We remain committed to provide an unparalleled array of world-class engineering simulation solutions as demonstrated by the recent delivery of new product releases to the market, which included ANSYS 11.0. This release represents the continued advancement of our integrated, best-in-class computer-aided engineering (CAE) functionality, including advanced analysis, meshing, optimization, multiphysics and multibody dynamics."

      Cashman concluded, "Looking ahead, our first quarter results lay the groundwork for continued momentum in 2007, and as such, we are increasing our outlook for the year. We believe that we are well positioned to invest and capitalize on the global market opportunities for growth, leveraging our extensive customer base, strategic vision, technology leadership, and solid business model, to drive technological and operational excellence."

      Management's Remaining 2007 Financial Outlook

      The Company has provided its 2007 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP revenue and non-GAAP diluted earnings per share exclude charges for stock-based compensation, as well as the income statement effects of purchase accounting for deferred revenue and acquisition-related amortization of intangible assets.

      As required by SFAS No. 123R and guidance issued by the Securities and Exchange Commission, effective January 1, 2006, the Company records expenses and tax benefits related to stock-based compensation. As a result, the GAAP estimates for earnings per share provided below reflect the anticipated impact of stock-based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company's stock price on the exercise dates. Each of these items is subject to significant uncertainty. Additionally, a significant portion of the tax benefits related to disqualified incentive stock options is accounted for as an increase to equity (additional paid-in capital) rather than as a reduction in income tax expense, especially in the periods most closely following the adoption date of SFAS No. 123R. Although all such benefits continue to be realized through the Company's tax filings, this accounting treatment has the effect of increasing tax expense and reducing net income. For example, the Company realized a tax benefit of $1.3 million during the first quarter of 2007 related to disqualified incentive stock options; however, only $99,000 of such amount was recorded as a reduction in income tax expense. Because there are significant limitations in estimating the impact of SFAS No. 123R, including those discussed above, the actual impact of stock-based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

      Impact of Adoption of FIN 48

      Effective January 1, 2007, the Company adopted FASB Interpretation No.
(FIN) 48, "Accounting for Uncertainty in Income Taxes" - an Interpretation of SFAS No. 109, "Accounting for Income Taxes." Pursuant to FIN 48, ANSYS identified, evaluated and measured the amount of income tax benefits to be recognized for all of its income tax positions. The adoption of FIN 48 resulted in an increase to income tax expense in the first quarter of 2007 of $584,000 and a corresponding adverse impact on the effective tax rate of 2.3%. Income taxes as a percentage of GAAP earnings before income taxes were approximately 37% in the first quarter of 2007 as compared to 34% in the first quarter of 2006. This rate fluctuates over time based on the income tax rates in the various jurisdictions in which the Company operates, and based on the level of profits in those jurisdictions.

      Second Quarter 2007 Guidance

      The Company currently expects the following for the quarter ending June 30, 2007:

      --    GAAP revenue in the range of $87 - $89 million

      --    Non-GAAP revenue in the range of $87 - $89 million

      --    GAAP diluted earnings per share of $0.35 - $0.38

      --    Non-GAAP diluted earnings per share of $0.52 - $0.53

      Fiscal Year 2007 Guidance

      -- The Company currently expects the following for the fiscal year ending December 31, 2007:

      --    GAAP revenue in the range of $363 - $366 million

      --    Non-GAAP revenue in the range of $365 - $368 million

      --    GAAP diluted earnings per share of $1.46 - $1.53

      --    Non-GAAP diluted earnings per share of $2.14 - $2.17

      Non-GAAP revenue and diluted earnings per share are supplemental financial measures and should not be considered as a substitute for, or superior to, revenue and diluted earnings per share determined in accordance with GAAP.

      ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 3, 2007 to discuss first quarter results. To participate in the live conference call, dial 913-312-1264 or 888-802-2278 and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 719-457-0820 or 888-203-1112 and entering the passcode "ANSYS" or "26797". The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp .

      Use of Non-GAAP Measures

      The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

      Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non- GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

      While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

      The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

      Purchase accounting for deferred revenue. As announced on May 1, 2006, ANSYS acquired Fluent Inc. in a series of mergers. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $31.5 million was recorded on the opening balance sheet, which was approximately $20.1 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

      Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

      Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

      Acquired in-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs do not relate to the Company's ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the expense related to in-process research and development is a one-time item recorded on the date of acquisition.

      Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

      Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

      GAAP Reporting Measure        Non-GAAP Reporting Measure

      Revenue                       Non-GAAP Revenue
      Operating Profit              Non-GAAP Operating Profit
      Operating Profit Margin       Non-GAAP Operating Profit Margin
      Net Income                    Non-GAAP Net Income
      Diluted Earnings Per Share    Non-GAAP Diluted Earnings Per Share

      About ANSYS, Inc.

      ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost- conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 40 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,400 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

      Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter and fiscal year 2007 (both GAAP and non-GAAP to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects in the remainder of 2007 and subsequent years and the effect of the Fluent integration on these prospects, statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the impact of the integration of the Fluent operations, statements regarding our long-term vision, statements regarding our commitment to providing world-class solutions and the significance of the release of ANSYS 11.0, statements regarding our momentum in 2007, and statements regarding our ability to invest and capitalize on market opportunities, including through leveraging our customer base, strategic vision, technology leadership, and business model, to drive technological and operational excellence, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk of a general economic downturn in one or more of ANSYS' primary geographic regions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2007 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

      ANSYS, ANSYS Workbench, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

                         ANSYS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
                    (in thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended
                                                 March 31, 2007   March 31, 2006
Revenue:
  Software licenses                                 $ 57,212         $ 26,752
  Maintenance and service                             30,647           19,259

    Total revenue                                     87,859           46,011

Cost of sales:
  Software licenses                                    2,212            1,490
  Amortization of software and
   acquired technology                                 5,342              908
  Maintenance and service                             11,326            4,470

    Total cost of sales                               18,880            6,868

Gross profit                                          68,979           39,143

Operating expenses:
  Selling, general and administrative                 26,891           11,839
  Research and development                            13,072            9,357
  Amortization                                         2,195              128

    Total operating expenses                          42,158           21,324

Operating income                                      26,821           17,819

Interest (expense) income                             (1,121)           1,516
Other income                                              84              182

Income before income tax provision                    25,784           19,517

Income tax provision                                   9,633            6,604

Net income                                          $ 16,151         $ 12,913

Earnings per share - basic:
  Basic earnings per share                          $   0.42         $   0.40
  Weighted average shares - basic                     38,683           32,122

Earnings per share - diluted:
  Diluted earnings per share                        $   0.40         $   0.38
  Weighted average shares - diluted                   40,367           34,165

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended March 31, 2007
              (in thousands, except percentages and per share data)
                                   (Unaudited)

                                                                        Non-GAAP
                                          As Reported   Adjustments     Results

Total revenue:                              $87,859      $ 1,760(1)     $89,619

Operating income                             26,821       11,342(2)      38,163

Operating profit margin                        30.5%                       42.6%

Net income                                  $16,151      $ 7,302(3)     $23,453

Earnings per share - diluted:
  Diluted earnings per share                $  0.40                     $  0.58
  Weighted average shares - diluted          40,367                      40,367

      (1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01- 3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

      (2) Amount represents $7.4 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $2.2 million charge for stock-based compensation in accordance with SFAS No. 123R, "Share-Based Payment," as well as the $1.8 million adjustment to revenue as reflected in (1) above.

      (3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $4.0 million.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended March 31, 2006
              (in thousands, except percentages and per share data)
                                   (Unaudited)

                                                                        Non-GAAP
                                            As Reported    Adjustments  Results

Total revenue:                                 $46,011           --     $46,011

Operating income                                17,819      $ 2,145(1)   19,964

Operating profit margin                           38.7%                    43.4%

Net income                                     $12,913      $ 1,581(2)  $14,494

Earnings per share - diluted:
  Diluted earnings per share                   $  0.38                  $  0.42
  Weighted average shares - diluted             34,165                   34,165

      (1) Amount represents $922,000 of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, as well as $1.2 million charge for stock-based compensation in accordance with SFAS No. 123R, "Share-Based Payment."

      (2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $564,000.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                       March 31,    December 31,
                                                         2007           2006
ASSETS:

Cash & short-term investments                          $117,543       $104,486

Accounts receivable, net                                 43,550         37,341
Goodwill                                                430,509        428,959
Other intangibles, net                                  197,051        204,115
Other assets                                            116,603        103,142

    Total assets                                       $905,256       $878,043

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                                       $120,506       $101,226
Long-term debt (including current portion)              114,802        123,320
Other liabilities                                       115,932        118,704
Stockholders' equity                                    554,016        534,793

    Total liabilities & stockholders' equity           $905,256       $878,043

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                          Quarter Ending June 30, 2007

                                                  Earnings Per Share Range
                                                         - Diluted

U.S. GAAP expectation                                   $0.35 - $0.38
Adjustment to exclude purchase accounting
 adjustments to deferred revenue                              -
Adjustment to exclude acquisition-related
 amortization                                           $0.11 - $0.12
Adjustment to exclude stock-based
 compensation                                           $0.04 - $0.05

Non-GAAP expectation                                    $0.52 - $0.53

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                          Year Ending December 31, 2007

                                                  Earnings Per Share Range
                                                          - Diluted

U.S. GAAP expectation                                   $1.46 - $1.53
Adjustment to exclude purchase accounting
 adjustments to deferred revenue                            $0.03
Adjustment to exclude acquisition-related
 amortization                                           $0.43 - $0.45
Adjustment to exclude stock-based
 compensation                                           $0.18 - $0.20

Non-GAAP expectation                                    $2.14 - $2.17

SOURCE ANSYS, Inc.
      -0-               05/03/2007
      /CONTACT: Investors, Lisa O'Connor, +1-724-514-1782, lisa.oconnor@ansys.com, or Media, Kelly Wall, +1-724-514-3076, kelly.wall@ansys.com, both of ANSYS, Inc. /
      /Web site: http://www.ansys.com/
      (ANSS)